UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 18, 2015

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement

On December 18, 2015, Tangoe, Inc. (the “Company”) entered into a Commercial Lease agreement (the “Lease”) with Marsh Hill Rd, LLC (the “Landlord”), pursuant to which the Company will lease an approximately 80,000 square foot, four-story building (the “Premises”) to be constructed by the Landlord on Marsh Hill Road in Orange, Connecticut.  The term of the Lease is 15 years from the date of substantial completion of the construction of the Premises (the “Commencement Date”), which is expected to be no later than January 27, 2017.  The Lease provides that the Company may renew the term up to three times for an additional five years each, with rent at fair market value.  If the Commencement Date has not occurred by January 27, 2017, the Landlord will reimburse the Company for any rent or other fees in excess of the amount payable under its existing lease.

The base rent under the Lease is $20 per square foot, which will be adjusted every five years based on the U.S. Department of Labor Bureau of Labor Statistics Consumer Price Index.  The Company will also pay a percentage of operating expenses, utility charges and taxes.

The Company may terminate the Lease if the Commencement Date has not occurred by June 1, 2017, and either party may terminate the Lease if the Landlord has not obtained financing to complete the construction of the Premises prior to the earlier of 90 days following the date of the Lease and March 1, 2016 or if the Landlord has not received all necessary permits and approvals by March 1, 2016.  The Company may also terminate the Lease if the Landlord fails to repair damage to the Premises that materially adversely affects the Company’s ability to carry on its business in the Premises.  The Landlord may terminate the Lease upon a default by the Company, including a failure to pay rent or failure to comply with the Company’s other obligations under the Lease, after specified cure periods.

The Company may not assign the Lease without the Landlord’s consent, except to an affiliate of the Company.  The Company may sublease the Premises without the Landlord’s consent so long as the Company occupies at least 75% of the premises, and with the Landlord’s consent otherwise.  The Company has a right of first offer to purchase the Premises at fair market value if the Landlord desires to sell.

The Company also entered into a Rent Adjustment Agreement with Robert D. Scinto and R. D. Scinto, Inc. (“Scinto”), the principal of the Landlord and a related operating company, pursuant to which 30% of any rental proceeds and sale proceeds related to the approximately 40 acre parcel on which the Premises are located will be applied to reduce the Company’s rent for the Premises by up to $7 per square foot.  This agreement will terminate upon termination of the Lease for a default by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: December 24, 2015	By: :	/s/ Gary R. Martino
Gary R. Martino
Chief Financial Officer